                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$92,949.43                                                       July 7, 2003

         FOR VALUE RECEIVED, INTREPID CAPITAL CORPORATION ("Borrower'), promises to pay to the order of ROBIN SHEPHERD STUDIOS, INC., d/b/a The Robin Shepherd Group ("Lender"), at 500 Bishopgate Lane, Jacksonville, Florida 32204, or at such other place as the Lender may designate in writing, the principal sum of Ninety-two Thousand Nine Hundred Forty-Nine and 43/100 Dollars ($92,949.43), with interest from the date hereof at the rate set forth below, both principal and interest being payable In lawful currency of the United States of America, on the dates and In the following manner;

         Interest on the principal balance outstanding from time to time hereunder shall accrue at the rate of tan percent (10%) per annum. Monthly installments of principal any: accrued interest of Eight Thousand One Hundred Twenty one and 96/100 Dollars ($8,121.96) shall be due and payable beginning on July 15, 2003, Bind continuing on the fifteenth (15th) day of each subsequent month thereafter until June 15, 2004, at which time all principal and accrued and unpaid interest shall be DUE AND PAYABLE.

         Any monthly installment not received by the last day of the Month when due shall be deemed late and a late penalty of ten percent (10%) of the amount due shall be imposed on any such ate monthly installment.

         If default be made in the payment of any installment under this Note, the entire principal sum and accrued interest shell at once become due and payable, upon ten (10) days' prior written notice from Lender to Borrower, at the option of Lender: Failure to exercise this option stall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         In the event that all or substantially all of the assets are sold by the Borrower, or in the event of merger, reorganization, consolidation, liquidation or bankruptcy of the Borrower, the entire principal sum and accrued Interest shall at once become due and payable.

Privilege is reserved to prepay at any time, without premium or fee, the entire Indebtedness evidenced hereby or any part thereof. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless Lender shall otherwise agree in writing.

Borrower waives demand, presentment, notice of dishonor and protest and hereby consents and agrees to any renewal, extension or modification of this Note without notice and does further agree that any such renewal, modification, or extension shall not affect or limit the liability of said parties hereunder.

         Should it become necessary to collect this Note through an attorney, by legal proceedings, or otherwise, the undersigned, including endorsers, promises to pay all costs of collection, Including reasonable attorneys' fees.

         This Note is to be construed and enforced in accordance with the laws of the State of Florida.

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                                         INTREPID CAPITAL CORPORATION

                                             /s/ Mark Travis
                                         -----------------------------
                                         Mark Travis
                                         Its: President

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
Pmt          Date             Loan             Payment           Accrued In    Balance Chng         Balance
           07-Jul-03       92,949.43                                 0.00       (92,949.43)        92,949.43
 1         15-Jul-03                           8,121.96            203.72         7,918.24         85,031.19
 2         15-Aug-03                           8,121.96            708.59         7,413.37         77,617.82
 3         15-Sep-03                           8,121.96            646.82         7,475.14         70,142.68
 4         15-Oct-03                           8,121.96            584.52         7,537.44         62,605.24
 5         15-Nov-03                           8,121.96            521.41         7,600.25         55,004.99
 6         15-Dec-03                           8,121.96            458.37         7,663.59         47,341.40
 7         15-Jan-03                           8,121.96            394.51         7,727.45         39,613.95
 8         15-Feb-03                           8,121.96            330.12         7,791.84         31,822.11
 9         15-Mar-03                           8,121.96            265.18         7,856.78         23,965.33
10         15-Apr-03                           8,121.96            199.71         7,922.25         16,043.88
11         15-May-03                           8,121.96            133.69         7,988.27          8,054.81
12         15-Jun-03                           8,121.96             67.15         8,054.81              0.00